As filed with the Securities and Exchange Commission on August 9, 2005
Registration No. 333-116684

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RENT-A-CENTER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0491516 (I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Third Floor
Plano, Texas 75024
(972) 801-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Mitchell E. Fadel
5700 Tennyson Parkway, Third Floor
Dallas, Texas 75024
(972) 801-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Thomas W. Hughes, Esq.
D. Forrest Brumbaugh, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
(214) 855-8000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-3 (File No. 333-116684) (the “Registration Statement”), Rent-A-Center, Inc., the registrant, registered 10,134,163 shares of common stock, $.01 par value per share, of the registrant. Pursuant to the terms of the registration rights granted to the stockholders named or referred to in the Registration Statement, the registrant is no longer required to keep the Registration Statement effective. This Post-Effective Amendment is being filed to remove from registration the remaining shares of common stock of the registrant covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on August 9, 2005.

RENT-A-CENTER, INC.
By:	/s/Mark E. Speese
Mark E. Speese
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Mark E. Speese Mark E. Speese	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 9, 2005
/s/Robert D. Davis Robert D. Davis	Senior Vice President - Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 9, 2005
* Mitchell E. Fadel	President, Chief Operating Officer and Director	August 9, 2005
* Richard K. Armey	Director	August 9, 2005
* Laurence M. Berg	Director	August 9, 2005
* Mary Elizabeth Burton	Director	August 9, 2005
* Peter P. Copses	Director	August 9, 2005
Michael J. Gade	Director	August ___, 2005
* J.V. Lentell	Director	August 9, 2005
*/s/Mark E. Speese                     , pursuant to Power of Attorney
Mark E. Speese
Chairman of the Board and
Chief Executive Officer